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                                                                     EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of El Paso Natural Gas Company on Form S-3 and the four registration statements of El Paso Natural Gas Company on Form S-8 (File No. 1-2700) of our report dated January 21, 1994, on our audits of the consolidated financial statements and financial statement schedules of El Paso Natural Gas Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND
COOPERS & LYBRAND


El Paso, Texas
February 1, 1994